EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2009, with respect to the consolidated financial statements (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement (“FASB”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106 and 132(R), in 2006 and FASB No. 157, Fair Value Measurements, and No. 159, the Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, in 2007), and our report dated March 2, 2009 on internal control over financial reporting of National Penn Bancshares, Inc. included  in the 2008 Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this Registration Statement .  We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
May 27, 2009

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